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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-116370 of Abington Community Bancorp, Inc. on Form S-1 of our report on Abington Bank and Subsidiaries dated March 17, 2004 (except for Note 17, which is dated April 21, 2004, and Note 18, which is dated September 30, 2004), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 18, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM